AGREEMENT

This Agreement is entered into this 20th day of July, 2000, by and between eConnect, a Nevada corporation, and Top Sports, S.A. ("Top Sports"), a Dominican Republic entity.
WHEREAS, the eConnect and Top Sports (each a "Party" and both collectively referred to herein as the "Parties") entered into an agreement, dated December 9, 1999, by which eConnect obtained a 50% interest in Top Sports, and
WHEREAS, Paul Egan, the owner of the common stock of Top Sports, received a portion of the consideration described in the December 9, 1999 agreement, for this 50% interest, and WHEREAS, the Parties entered into a second agreement, dated January 1, 2000, by which eConnect was to purchase the remaining portion of Top Sports, and
WHEREAS, the Parties, by verbal agreement dated June 20, 2000, agreed to modify the two previous agreements, THE PARTIES HEREBY AGREE AS FOLLOWS:
  1. eConnect shall establish "eConnect Caribbean, S.A." as a Dominican Republic subsidiary.
2. Paul Egan shall be employed as the President of eConnect Caribbean, S.A. for a term of three years.
3. Mr. Egan shall receive twenty-five percent (25%) of the common stock of eConnect Caribbean, S.A.
4. Mr. Egan shall tender to eConnect all common stock in Top Sports together with all signatures, endorsements, and other representations required to transfer ownership of the stock to eConnect.
5. Mr. Egan represents that upon the tendering of the common stock referenced above, eConnect will own 100% of the common stock of Top Sports.
6. Mr. Egan agrees to resign from the Board of Directors, or other similar governing body, of Top Sports.
7. Mr. Egan shall keep all consideration he has received to-date under the December 9, 1999 and January 1, 2000 agreements, and is entitled to no other consideration under either of those agreements.
8. The Parties agree to negotiate a formal employment contract for Mr. Egan.
9.   The effective date of this Agreement shall be April 1, 2000.
Each Party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder. As each Party contributed to the drafting of the Agreement, the rule holding that language in an agreement shall be interpreted against the drafting party shall not be applied in the interpretation of this Agreement.
The failure of either Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.
This Agreement supersedes all prior agreements among the Parties with respect to its subject matter, including the December 9, 1999 and January 1, 2000 agreements, and cannot be changed or terminated orally.
This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.
This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof. In the event of a dispute concerning the terms of this Agreement or the payment of any fees due hereunder, the dispute shall be submitted to binding arbitration pursuant to rules of the American Arbitration Association.
In the event that any provision of this Agreement is held to be unenforceable, the remainder of this Agreement shall continue in effect to the extent possible in order to continue the original intent of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.
          Top Sports, S.A.                      eConnect
  By: /s/ Paul Egan                  By: /s/ Thomas S. Hughes

  Print Name:                        Print Name:
  Paul Egan                          Thomas S. Hughes

  Title: President                   Title:   Chairman and CEO